EXHIBIT 99.1

MODULINK INC. ANNOUNCES COMPLETION OF ACQUISITION OF 60% EQUITY INTEREST IN ASA ROBOTICS LIMITED

PRESS RELEASE

OTC DISCLOSURE & NEWS SERVICE | 04/23/2026

HONG KONG, April 23, 2026 — ModuLink Inc. (OTC: MDLK) (“ModuLink” or the “Company”) today announced the successful completion of its acquisition of a 60% equity interest in ASA Robotics Limited (“ASA Robotics”), a Hong Kong-incorporated company engaged in robotics and intelligent automation solutions.

The transaction was completed in Hong Kong on April 23, 2026 pursuant to the definitive share purchase and sale agreement previously announced by the Company.

Under the terms of the agreement, ModuLink acquired a 60% controlling equity interest in ASA Robotics through the issuance of 6,500 shares of ModuLink’s preferred stock at approximately US$ 98.62 per share, representing an aggregate consideration of HK$ 5,000,000 (US$ 641,026) payable to the selling shareholder.

Following completion of the transaction, ASA Robotics has become a majority-owned subsidiary of ModuLink.

Transaction Highlights

•	ModuLink holds a 60% equity interest in ASA Robotics through its wholly owned Hong Kong subsidiary, ModuLink Innotech Limited;
•	The remaining 40% equity interest continues to be held by existing minority shareholders, including an entity affiliated with a local university in Hong Kong focused on technology development and commercialization, and other individual shareholders;
•	The board of ASA Robotics will be reconstituted to reflect the updated ownership structure; and
•	The parties intend to finalize an updated shareholders’ agreement to formalize governance arrangements consistent with the post-completion structure.

Financial Performance of ASA Robotics

Based on ASA Robotics’ audited financial statements and latest management accounts, the company recorded revenue of approximately HK$1.6 million for the year ended March 31, 2026, compared to approximately HK$0.5 million for the year ended March 31, 2025, representing year-over-year growth of approximately 213%.

Gross profit for fiscal 2026 was approximately HK$1.0 million, compared to approximately HK$0.1 million for fiscal 2025. Gross profit margin improved from approximately 10.1% in fiscal 2025 to approximately 60.5% in fiscal 2026.

Management believes that the improvement in financial performance reflects the continued development of ASA Robotics’ core business activities, as well as a more favorable revenue mix and ongoing efforts to enhance operational efficiency.

Strategic Rationale and Post-Acquisition Plan

The acquisition strengthens ModuLink’s position in robotics, intelligent automation, and smart technology solutions in the Asia-Pacific region and supports the Company’s broader strategy of building a scalable platform across healthcare, smart living and building technology applications.

ASA Robotics is focused on robot management platforms designed to support centralized control, teleoperation, operational visibility, and scalable deployment across different robotic systems. ModuLink believes these capabilities are strategically complementary to the Company’s existing business initiatives and may create opportunities to expand technology applications across healthcare environments, property management operations, smart buildings, and related service use cases.

Following completion of the acquisition, ModuLink intends to work with ASA Robotics’ management team to support the next phase of growth. The Company’s current post-acquisition priorities include maintaining operational continuity under the existing ASA Robotics brand and management team, supporting commercialization of ASA Robotics’ platform, expanding use cases across healthcare, elderly care, property management, facility operations, and smart building environments, supporting further platform enhancement and product development, and evaluating selected expansion and partnership opportunities in Hong Kong and other Asia-Pacific markets.

1

Luna AI Business Update

As part of ModuLink’s broader healthcare technology strategy, the Company also continues to advance Luna AI, its AI-powered healthcare monitoring and fall-prevention solution for hospitals, elderly care homes, nursing and rehabilitation centers and other institutional care environments.

Management expects Luna AI to remain an important component of the Company’s technology-focused growth initiatives, supported by a business model that combines initial deployment income with recurring income streams from subscription, maintenance, support and add-on services.

Based on management’s current expectations, ModuLink anticipates that Luna AI will deliver steady and progressive growth in the near and medium term, supported by increasing market adoption, ongoing product development, and the expansion of its recurring revenue base, providing greater visibility and stability to the Company’s overall revenue profile.

Management Commentary

Henry Lam, Founder of ASA Robotics, stated:

“We are pleased to complete this transaction and to begin the next phase of growth with ModuLink as our majority shareholder. We believe this partnership will enhance our ability to further develop our platform, expand market reach, and pursue new commercialization opportunities in robotics and intelligent automation.”

William Fu, Chief Executive Officer of ModuLink Inc., commented:

“The completion of this acquisition marks an important milestone for ModuLink. ASA Robotics brings meaningful robotics platform and automation capabilities to our portfolio and expands our technology presence in Asia. We are pleased to support its continued development and believe that closer strategic alignment, operational support, and market expansion initiatives may contribute to long-term value creation for our shareholders.”

About ASA Robotics Limited

ASA Robotics Limited is a Hong Kong-based company specializing in advanced robotics and AI automation solutions for healthcare and industrial applications.

Website: https://www.asa-robotics.com/

About ModuLink Inc.

ModuLink Inc. focuses on developing sustainable and intelligent living environments through the integration of advanced technologies. The Company specializes in Modular Integrated Construction (MiC), Air-to-Water (A2W) technology, and IoT-based property management systems, enabling scalable, self-sustaining and eco-friendly developments worldwide.

Through its ModuLink brand, we continue our mission to build communities that "Live Smart, Live Green," enhanced by air-to-water systems that deliver reliable, energy-efficient water generation for healthier and more resilient environments.

For more information, please visit www.modulinktech.com.

2

Forward Looking Statements Safe Harbor

This press release contains forward-looking statements which are included within the meaning of Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. Forward-looking statements in this press release may include, without limitation, statements regarding the Company’s business strategy, expansion plans, product development initiatives, partnerships, market opportunities, operational outlook, anticipated financial performance, and the expected benefits, integration and future performance of Asa Robotics Limited following completion of the acquisition.

These forward-looking statements are based on current expectations, assumptions, estimates, and projections made by management and are not guarantees of future performance. Actual results may differ materially from those expressed or implied due to various risks and uncertainties, including, but not limited to: risks related to post-acquisition integration; the ability of ASA to achieve anticipated operational or commercial outcomes; market acceptance of robotics and artificial intelligence solutions; changes in economic, regulatory, or industry conditions; competitive pressures; capital and liquidity requirements; and other risks beyond the Company’s control.

Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. ModuLink Inc. assumes no obligation to update or revise any forward-looking statements to reflect future events, developments, or changes in expectations, except as required by applicable law.

Information on the Company’s website at www.modulinktech.com does not constitute a part of this release.

Contact

ModuLink Inc.

Phone: 888 493 8028

Email: IR@modulinktech.com

SOURCE: ModuLink Inc.

3